                                                                   EXHIBIT 4(l)


                              Filed as Exhibit 14
         to Form N-8B-1 for Metropolitan Life Variable Life Account D
                  File No. 811-2443 as filed February 7, 1974



                   PROPOSED FORM OF METROPOLITAN INVESTMENT-
                        ANNUITY PROGRAM, INCLUDING THE
                   FOUR SEPARATE CONTRACTS COMPRISED THEREBY

                   [LOGO OF METROPOLITAN APPEARS HERE]


                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated In New York State

                PART I. METROPOLITAN INVESTMENT-ANNUITY PROGRAM


(S)1.1.   SPECIFICATIONS


Owner...........................................................................

Program Number.............................         Date of Issue...............

(S)1.2.   DESCRIPTION OF PROGRAM

     This Metropolitan Investment-Annuity Program provides for the accumulation of Investment Units in a Separate Account of Metropolitan Life Insurance Company normally consisting primarily of common stocks and other equity-type securities. The value of Investment Units will vary to reflect the investment experience of said Separate Account.

     This Program permits payments to the Owner in the form of periodic distributions of net investment income and net realized capital gains. planned monthly withdrawals and redemptions from time to time. In addition, the Owner may elect to receive monthly payments for life in the form of (i) variable annuity payments which will vary to reflect the investment experience of another Separate Account of Metropolitan Life Insurance Company, also normally consisting primarily of common stocks and other equity-type securities, or (ii) fixed annuity payments which are guaranteed in amount by Metropolitan Life Insurance Company. Combinations of forms of payment may be elected but all forms of payment except the periodic distributions of net investment income and net realized capital gains, are subject to certain minimum amount requirements.

     This Program consists of Parts I through VI hereof, including the following four separate contracts:the Convertible Investment Contract, the Annuity Rights Contract, the Variable Annuity Contract and the Fixed Annuity Contract. Although this Program is issued as of the Date of Issue, any particular Contract will not become operative until funds which have been received or are held by Metropolitan Life Insurance Company are applied under said Contract.

(S)1.3.   SIGNATURES

     The following facsimile signatures are applicable to the issue of this Program and the execution by Metropolitan Life Insurance Company of the Contracts included herein as of the Date of Issue.


 ...........................................      ...............................
               Secretary                                    President

          ALL VALUES PROVIDED BY THE CONVERTIBLE INVESTMENT CONTRACT AND THE VARIABLE ANNUITY CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

Form 37-74 MIAP

                               TABLE OF CONTENTS

                                                                       SECTION
                                                                       -------
Part I.   Metropolitan Investment-Annuity Program
     Specifications.................................................   (S)1.1
     Description of Program.........................................   (S)1.2
     Signatures.....................................................   (S)1.3

Part II.  Definitions and General Provisions
     Application of Definitions and General Provisions..............   (S)2.1
     Definitions of Certain Terms...................................   (S)2.2
          Annuitant.................................................      (a)
          Annuity Owner.............................................      (b)
          Annuity Right.............................................      (c)
          Annuity Unit..............................................      (d)
          Company...................................................      (e)
          Contract..................................................      (f)
          Date of Issue.............................................      (g)
          Designated Office.........................................      (h)
          Distribution..............................................      (i)
          Investment Unit,..........................................      (j)
          1940 Act..................................................      (k)
          Owner.....................................................      (l)
          Proceeds..................................................      (m)
          Program...................................................      (n)
          Separate Account..........................................      (o)
          Valuation Period..........................................      (p)

     Program Purchase Payments......................................   (S)2.3
     Program and Contracts Entire Incontestable and
       Non-Participating............................................   (S)2.4
     Liabilities for Taxes..........................................   (S)2.5
     Termination of Program; Payments by Company....................   (S)2.6
     Deferment......................................................   (S)2.7
     Communications to Company......................................   (S)2.8
     Reports to Owner...............................................   (S)2.9
     Changes in Separate Account....................................   (S)2.10

Part III. Convertible Investment Contract
     Definitions and General Provision .............................   (S)3.1
     Account C......................................................   (S)3.2
     Valuation of Investment Units..................................   (S)3.3
     Valuation of Assets in Account C...............................   (S)3.4
     Investment Management and Administrative Charges...............   (S)3.5
     Application of Distributions...................................   (S)3.6
     Deductions from Purchase Payments for Investment Units.........   (S)3.7
     Application of Purchase Payments...............................   (S)3.8
     Right of Redemption............................................   (S)3.9
     Monthly Withdrawal Plans.......................................   (S)3.10
     Determination and Payment of Redemptions.......................   (S)3.11
     Redemption of Inactive Contracts...............................   (S)3.12
     Transfer of Investment Units...................................   (S)3.13
     Collateral Assignment..........................................   (S)3.14
     Death of Owner.................................................   (S)3.15
     Termination of Contract........................................   (S)3.16

Part IV.  Annuity Rights Contract
     Definitions and General Provisions.............................   (S)4.1
     Purchase and Cancellation of Annuity Rights....................   (S)4.2
     Purchase Price of Annuity Rights...............................   (S)4.3
     Exercise of Annuity Rights and Conversion of Investment Units..   (S)4.4
     Annuity Rights Non-Transferable................................   (S)4.5
     Optional Forms of Annuity......................................   (S)4.6
     Determination of Amount of Annuity Payments....................   (S)4.7
     Annuity Purchase Rate Tables ..................................   (S)4.8
     Adjusted Age...................................................   (S)4.9
     Variable Annuity Purchase Rate Tables..........................   (S)4.10
     Fixed Annuity Purchase Rate Tables.............................   (S)4.11

Part V.   Variable Annuity Contract
     Definitions and General Provisions.............................   (S)5.1
     Annuity Payments Vary..........................................   (S)5.2
     Account D......................................................   (S)5.3
     Conversion of Investment Units.................................   (S)5.4
     Valuation of Assets in Account D...............................   (S)5.5
     Investment Factor..............................................   (S)5.6
     Annuity Units and Amounts of Succeeding Payments...............   (S)5.7
     Death of Annuitant.............................................   (S)5.8
     Ownership......................................................   (S)5.9
     Beneficiary....................................................   (S)5.10
     Designation and Change of Annuity Owner and Beneficiary........   (S)5.11
     Assignment.....................................................   (S)5.12
     Age and Sex....................................................   (S)5.13
     Proof of Living................................................   (S)5.14

Part VI.  Fixed Annuity Contract
     Definitions and General Provisions.............................   (S)6.1
     Conversion of Investment Units.................................   (S)6.2
     Death of Annuitant.............................................   (S)6.3
     Ownership......................................................   (S)6.4
     Beneficiary....................................................   (S)6.5
     Designation and Change of Annuity Owner and Beneficiary........   (S)6.6
     Assignment.....................................................   (S)6.7
     Age and Sex....................................................   (S)6.8
     Proof of Living................................................   (S)6.9

Form 37-74 MIAP

                  PART II. DEFINITIONS AND GENERAL PROVISIONS

(S)2.1.   APPLICATION OF DEFINITIONS AND GENERAL PROVISIONS

     The general provisions (to the extent provided therein) and definitions set forth below are applicable to each of the Contracts included in this Program to the same extent as if fully set forth therein.

(S)2.2.   DEFINITIONS OF CERTAIN TERMS

     The following terms, wherever used and capitalized in this Program, have the meanings assigned to them below.

     (a) ANNUITANT--"Annuitant" means any person during whose lifetime annuity payments are to be made under the Variable Annuity Contract or the Fixed Annuity Contract. When annuity payments are to be made during the lifetimes of two joint Annuitants, references to "the Annuitant" shall mean both joint Annuitants until the death of one and thereafter shall mean the survivor.

     (b)  ANNUITY OWNER--"Annuity Owner" has the meaning specified in (S)5.1 and
(S)6.1.

     (c) ANNUITY RIGHT--"Annuity Right" means a right of the Owner under the Annuity Rights Contract to convert an Investment Unit credited under the Convertible Investment Contract into an annuity under the Variable Annuity Contract or the Fixed Annuity Contract providing payments at a rate not less than the rate provided under the Annuity Rights Contract.

     (d) ANNUITY UNIT--"Annuity unit" means an accounting unit of measurement used in determining annuity payments under the Variable Annuity Contract in relation to the investment experience of Metropolitan Life Variable Account D. References to an Annuity Unit include any fraction thereof.

     (e) COMPANY--"Company" means Metropolitan Life Insurance Company, a New York corporation.

     (f) CONTRACT--The Convertible Investment Contract, the Annuity Rights Contract, the Variable Annuity Contract and the Fixed Annuity Contract which are included in this Program are each referred to as a "Contract" and collectively as the "Contracts."

     (g)  DATE OF ISSUE--"Date of Issue" means the date specified in (S)1.1.

     (h) DESIGNATED OFFICE--"Designated Office" means the Company's Home Office at One Madison Avenue, New York, new york 10010, except that the Company may for one or more purposes designate in writing one or more other offices within the United States to serve as a Designated Office in lieu of, or in addition to, said Home Office.

     (i) DISTRIBUTION--"Distribution" means the portion of the net investment income and net realized capital gains of Metropolitan Life Variable Account C from time to time determined by the Company to be allocable to the Convertible Investment Contract and declared payable thereunder.

     (j) INVESTMENT UNIT--"Investment Unit" means an accounting unit of measurement used in determining value under the Convertible Investment
Contract in relation to the investment experience of Metropolitan Life Variable Account C. References to an Investment Unit include any fraction thereof.

     (k) 1940 ACT--"1940 Act" means the Investment Company Act of 1940, as amended from time to time.

     (l) OWNER--"Owner" means the person or persons named as the Owner in (S)1.1 and such other person or persons as shall succeed to the Owner's rights as provided in (S)3.15.

     (m) PROCEEDS--"Proceeds" include any sum payable to the Owner by the Company (i) by reason of the death of an insured or annuitant under any of the Company's individual or group life insurance,

Form 37.74 MIAP
endowment or annuity contracts (or death of a payee under any of its supplementary contracts), (ii) in the event of a cash surrender under any such contract (including the withdrawal of a dividend accumulation) or the maturity of an endowment contract and (iii) as periodic payments under any annuity or supplementary contract; but Proceeds do not include sums payable under accident or health policies other than by reason of death. Proceeds also include any sum paid to the Owner by the Company which would have qualified as Proceeds under the preceding sentence but for the fact that such sum has already been paid by the Company, provided that the Company receives an amount not exceeding such sum within 90 days after such sum was paid by it to the Owner, with a request from the Owner to apply such amount as a Program purchase payment. Proceeds do not include sums payable under any Convertible Investment Contract.

     (n) PROGRAM--"Program" means the Metropolitan Investment-Annuity Program described in (S)1.2.

     (o)  SEPARATE ACCOUNT--METROPOLITAN LIFE VARIABLE ACCOUNT C, described in
(S)3.2 as Account C, and METROPOLITAN LIFE VARIABLE ACCOUNT D, described in
(S)5.3 as Account D, are separate accounts established and maintained by the Company pursuant to the New York Insurance Law with respect to portions of its assets. Each is sometimes referred to in this Program as a "Separate Account" and, collectively, they are referred to as the "Separate Accounts". All amounts allocated to a Separate Account and all assets therein are owned by the Company and the Company is not a trustee by reason of a Separate Account.

     (p) VALUATION PERIOD--"Valuation Period," when used with respect to a particular Separate Account, means the period of time elapsed between the time on a day on which the New York Stock Exchange is open for trading, as of which the assets in said Separate Account are valued, and the next time on a day on which the New York Stock Exchange is open for trading, as of which the assets in said Separate Account are valued, all as determined by the Company consistent with the Company's valuation rules in effect from time to time.


(S)2.3.   PROGRAM PURCHASE PAYMENTS

     All Program purchase payments are payable only at a Designated Office and, except in the case of an automatic reinvestment of any Distribution, must be identified by the Owner's name and Program number. Each Program purchase payment comprises a purchase payment for the purchase of Investment Units under the Convertible Investment Contract and a purchase payment for the purchase of an equal number of Annuity Rights under the Annuity Rights Contract. A single check or other form of single payment received by the Company as a Program purchase payment will be apportioned so as to provide a separate purchase payment for Investment Units under the Convertible Investment Contract and a separate purchase payment for an equal number of Annuity Rights under the Annuity Rights Contract. The purchase price for Annuity Rights is 1/2 of 1% of the purchase price for Investment Units, which price amounts to 0.49751% of a Program purchase payment.

     A Program purchase payment which combines sums which are Proceeds with other sums will be divided so as to provide a separate Program purchase payment constituting Proceeds and a separate Program purchase payment constituting amounts other than Proceeds, each of which will be subject to the minimum amount requirements set forth below.

     The minimum amount of the initial Program purchase payment is $300. The minimum amount of any Program purchase payment after the initial purchase payment is $50, except that (1) the automatic reinvestment of any Distribution is not subject to any minimum and (2) during any period that a monthly withdrawal plan is in effect under (S)3.10 of the Convertible Investment Contract, the minimum amount of any Program purchase payment other than any such automatic reinvestment is $1,000.

Form 37-74 MIAP

     The Company reserves the right at any time or times to increase the minimum amounts applicable to Program purchase payments after the initial purchase payment. No such increase shall become effective before the 90th day after written notice thereof shall have been mailed to the Owner.

     The Company may make a deduction from any Program purchase payment (or portion thereof) for any applicable taxes measured by the amount of such purchase payment (or portion thereof).

     The Company may refuse to accept a Program purchase payment at any time that the sum of such purchase payment and the value of the Investment Units then credited under the Convertible Investment Contract would exceed the maximum amount established by the Company in accordance with its under-writing rules then in effect.

     Under this Program, the Variable Annuity Contract may become operative only by the conversion of Investment Units having a value of not less than $5,000 and the Fixed Annuity Contract may become operative only by the conversion of Investment Units having a value of not less than $2,000.

(S)2.4.   PROGRAM AND CONTRACTS ENTIRE, INCONTESTABLE AND NON--PARTICIPATING

     Each of the Contracts constitutes an entire contract and is issued pursuant to an application for this Program and in consideration of the initial Program purchase payment and such other purchase payments as are made. None of the provisions of this Program can be waived by any agent of the Company, nor can any provision be changed except by endorsement on, or a rider attached to or furnished by the Company for attachment to, this Program, signed by the President or Secretary of the Company. The Company may require the presentation of this Program at a Designated Office for any such purpose.

     This Program and the Contracts are incontestable from the Date of Issue and do not participate in surplus of the Company.


(S)2.5.   LIABILITIES FOR TAXES

     All taxes paid or payable by the Company and attributable to or arising from

             (1) the crediting, transfer, assignment, conversion or redemption of Investment Units, or any payments to or by the Company under this Program and any Contract (including amounts reinvested under the Convertible Investment Contract and amounts applied under any Contract from any other contract, including any Contract included in this Program, of the Company), shall be charged against the appropriate Contract or the interest of any person thereunder, and

             (2) the maintenance or operation of a Separate Account shall be charged against such Separate Account,


in each case on such basis (including, but not limited to, the setting up of reserves) as the Company may determine, in accordance with applicable laws and regulations. The amount that may be charged in respect of any such taxes may include expenses incurred in connection with any claim or possible claim for taxes and any interest or penalties on such taxes.

(S)2.6.   TERMINATION OF PROGRAM; PAYMENTS BY COMPANY

     This Program (including all the Contracts) will terminate when, by reason of any redemption, transfer, annuity payment or commutation, no value remains under any of the Contracts. The Company reserves the right to require surrender of this Program upon such termination. All payments by the Company under the Contracts are payable at a Designated Office.

Form 37-74 MIAP

(S)2.7.   DEFERMENT

     Notwithstanding any provision in the Convertible Investment Contract or Variable Annuity Contract to the contrary, the Company reserves the right to defer determination, application or payment of any amount received or payable under any such Contract in the event that (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings), (2) trading on said Exchange is restricted, (3) an emergency exists making disposal or valuation of assets in the Separate Account referred to in such Contract not reasonably practicable or (4) the Securities and Exchange Commission by order permits such deferral with respect to said Separate Account. Applicable rules and regulations of said Commission shall govern as to whether the condition described in clause
(2) or (3) exists.

(S)2.8.   COMMUNICATIONS TO COMPANY

     Any notice, election, request, proof of death or other instrument, document or other communication to be given to the Company under a Contract must, as a condition precedent to its effectiveness, be in writing and in form and execution satisfactory to the Company and be received by the Company at a Designated Office. Satisfactory form shall include any form which is supplied by the Company for the purpose and is duly completed and in any case must include the Owner's name and the Program number and, in the case of a communication in respect of an annuity which has been issued, the name of the Annuitant if other than the Owner and the Contract number. Satisfactory execution for redemptions, transfers or collateral asigninents shall include a guarantee of the Owner's signature by a bank or trust company.

     Whenever a check mailed by the Company to the Owner in connection with (i) a monthly withdrawal plan payment under the Convertible Investment Contract or
(ii) a Distribution is returned to the Company by postal authorities as undeliverable and the Company determines that it is unable to make delivery to the Owner, the Company may treat such return as an election to terminate the monthly withdrawal plan, or an election for the automatic reinvestment of all Distributions, as the case may be, and the Company may apply such payment to the purchase of Annuity Rights and of Investment Units to be credited to said Contract without deduction of any sales expense or treatment as a purchase payment for purposes of (S)3.7, all as of the date of such determination.

     Whenever reference is made to a valuation of Investment Units at the time of receipt by the Company of any communication, such valuation shall be made as of the end of the Valuation Period during which such communication was received by the Company at a Designated Office.

(S)2.9.   REPORTS TO OWNER

     The Company will furnish to the Owner, at least annually, with respect to any Contract that is operative, statements of the number and value of Investment Units, the number of Annuity Rights and the number and value of Annuity Units, as may be appropriate, as well as such other statements or reports as may be required by applicable laws and regulations.

(S)2.10.  CHANGES IN SEPARATE ACCOUNT

     In lieu of making investments for a Separate Account directly, the Company reserves the right to operate a Separate Account as a unit investment trust under the 1940 Act or in any other form permitted by law, investing all or part of the assets in such Separate Account in shares or units of a fund, the investment adviser of which, with the requisite approval of persons voting under the Contracts related to such Separate Account, would be the Company or controlled by the Company.

     The Company reserves the right, notwithstanding any provision in any Contract to the contrary but subject to any applicable State requirements, to cause compliance with the requirements of the 1940 Act and any other federal or state laws and to take any action necessary to obtain and continue any exemptions of a Separate Account from said Act.

Form 37-74 MIAP

                   PART III. CONVERTIBLE INVESTMENT CONTRACT

(S)3.1.   DEFINITIONS AND GENERAL PROVISIONS

     The general provisions (to the extent provided therein) and definitions contained in Parts I and II of this Program are applicable to this Contract to the same extent as if fully set forth herein.

(S)3.2.   ACCOUNT C

     Under this Contract amounts are allocated to Metropolitan Life Variable Account C (referred to in this Contract as "Account C"). Account C is a
Separate Account which is registered with the Securities and Exchange Commission as a "diversified open-end management investment company" under the 1940 Act. The assets in Account C are intended by the Company normally to be invested primarily in equity-type securities such as common stocks, preferred stocks and long or short-term debt securities with conversion, option or other equity-type rights. Such assets may be invested to a more limited extent in some real estate. However, in the discretion of the Company, such assets may consist, in whole or in part, of other investments or cash.

     Amounts may be allocated to Account C pursuant to this Contract and certain other contracts of the Company, as may be determined by it.

     All income, gains and losses, whether realized or unrealized, from assets allocated to Account C will be credited to or charged against Account C without regard to the other income, gains or losses of the Company. Such portion of the assets in Account C as equals the reserves and other liabilities of the Company with respect to Account C under this Contract and under any other contracts of the company pursuant to which amounts are allocated to Account C shall not be chargeable with liabilities arising out of any other business of the Company. The Company may from time to time transfer to its general account any assets in account C in excess of such reserves and liabilities.

(S)3.3.   VALUATION OF INVESTMENT UNITS

     The value of an Investment Unit at any time is equal to the value of the net assets in Account C divided by the aggregate number of investment units credited in respect of Account C, all as determined by the Company consistent with the valuation rules for Account C in effect at such time. The value of the net assets in Account C is the value of the total assets in Account C reduced by the amount of the liabilities (including reserves therefor) with respect to Account C, all as and to the extent that assets and liabilities are allocated thereto by the Company. The amount deducted for liabilities (and reserves therefor) for expenses with respect to Account C includes liabilities for (1) expenses relating to portfolio transactions, (2) the investment management charge of the Company and (3) taxes, if any, attributable to or arising from the maintenance or operation of Account C.

(S)3.4.   VALUATION OF ASSETS IN ACCOUNT C

     Securities in Account C for which market quotations are readily available will generally be valued at their market value, and other securities and assets will be valued at their fair value, all as determined consistent with the Company's valuation rules in effect from time to time.

            ALL VALUES PROVIDED UNDER ThIS CONTRACT ARE VARIABLE AND NOT GUARANTEED AS TO AMOUNT. ACCOUNT C ASSET CHARGES WILL NOT EXCEED 1/2% ON AN ANNUAL BASIS FOR INVESTMENT MANAGEMENT.

                                     III-1

Form 37-74 MIAP

(S)3.5.   INVESTMENT MANAGEMENT AND ADMINISTRATIVE CHARGES

     The Company will make a charge against the assets in Account C for investment management performed with respect to Account C equal to a percentage of the value of the assets in Account C as of the end of each Valuation Period at percentage rates computed by the Company to be the equivalent for such Valuation Period to the following effective annual rates:

     1/2 of 1% of the first $250,000,000 of such assets;

     4/10 of 1% of the next $250,000,000 of such assets;

     3/10 of 1% of the next $500,000,000 of such assets; and

     1/4 of 1% of such assets in excess of $1,000,000,000.

Such charges will constitute an accrued liability with respect to Account C until paid.

     The Company will make an annual administrative charge against this Contract for general administrative services performed with respect to this Contract at the rate of $6 per year (pro rata for part of a year) and may make administrative charges against this Contract for specified transactions as follows:

     $1 for each purchase payment under this Contract, other than automatic reinvestments of Distributions;

     $1 for each payment made by the Company under a monthly withdrawal plan;

     $2 for each redemption of Investment Units at the request of the Owner other than under a monthly withdrawal plan; and

     $5 for each transfer of Investment Units.

     The $1 and $2 transaction charges referred to above will be deducted from the payments involved in such transactions. The $5 transaction charge applicable to transfers of Investment Units, if not paid by the Owner at the time of such transaction, will be paid by a redemption of Investment Units. The annual administrative charge will be paid by deducting the amount thereof from the next Distribution, and, to the extent such Distribution may be insufficient, by redemption of Investment Units; provided, however, that upon any redemption. conversion or transfer of all Investment Units credited hereunder, a pro rata portion of such charge will be payable at that time by redemption of Investment Units.

     The Company reserves the right at any time or times to increase any of the foregoing administrative charges or adopt administrative charges for other transactions. No such increase or adoption shall become effective before the 90th day after written notice thereof shall have been mailed to the Owner.

(S)3.6.   APPLICATION OF DISTRIBUTIONS

     Each Distribution will be applied to credit additional Investment Units after deducting the annual administrative charge (or applicable portion thereof), the purchase price under the Annuity Rights Contract of such number of Annuity Rights as equals the number of the Investment Units to be credited. and applicable taxes, if any. The deduction of such administrative charge will be made from the net investment income portion of the Distribution and to the extent necessary, from the net realized capital gains portion.

     The Owner may elect to have such Distribution, the portion thereof constituting net investment income or the portion thereof constituting net realized capital gains paid to him, after deducting the annual administrative charge (or applicable portion thereof), rather than automatically reinvested, except as provided in (S)(S)3.10 and 3.15. Notice of such election by the Owner and any change of election with respect to the reinvestment or payment of Distributions must be received by the Company not less than 7 days prior to the record date of the Distribution next following receipt of such notice.

                                     III-2

Form 37-74 MIAP

     The amount of a Distribution which is reinvested under this Contract will be applled to credit Investment Units based on the value of an Investment Unit as of a time not later than the date as of which such Distribution is payable.

(S)3.7.   DEDUCTIONS FROM PURCHASE PAYMENTS FOR INVESTMENT UNITS

     Purchase payments under this Contract may consist of monetary payments from the Owner (including amounts constituting Proceeds theretofore paid to the Owner by the Company), allocations of Proceeds payable by the Company or automatic reinvestments by the Company of Distributions. Such automatic reinvestments are applied to purchase Investment Units without any deduction for sales expenses. For any purchase payment under this Contract other than any automatic reinvestment, a deduction which is a percentage of the amount of such purchase payment is made for sales expenses, with a lesser percentage deduction applicable to a purchase payment constituting Proceeds.

     Requests to the Company to apply Proceeds under this Contract must include notffication of the amount thereof and the number of the contract in respect of which such Proceeds are payable, or were paid and the date of such payment. A monetary payment from the Owner which combines sums which are Proceeds with other sums will be divided so as to provide a separate purchase payment constituting Proceeds and a separate purchase payment constituting amounts other than Proceeds, each of which will be subject to the deductions set forth below.

     The deduction for sales expenses applicable to a particular purchase payment under this Contract is at the percentage rate (or rates) of such purchase payment shown in the following table. The column of lower percentage rates is applicable to a purchase payment constituting Proceeds. The percentage rates in the table decrease on the basis of the total amounts of purchase payments of all types (other than automatic reinvestments of Distributions) that are being credited and that have been credited by the Company under (i) this Contract since the Date of Issue and (ii) all other Convertible Investment Contracts included in Metropolitan Investment-Annuity Programs since the dates of issue thereof which are owned by any member of the immediate family of the Owner, provided the Owner has previously notified the Company of the Program numbers of such Contracts. For this purpose, immediate family of the Owner means the Owner, the Owner's spouse and their children under the age of twenty-one.

                                                                                 PERCENTAGE DEDUCTION
                                                                              --------------------------
                                                                               FOR PAYMENTS
 TOTAL AMOUNTS OF PURCHASE PAYMENTS (EXCLUDING AUTOMATIC REINVESTMENT OF        OTHER THAN        FOR
                   DISTRIBUTIONS) FOR INVESTMENT UNITS                           PROCEEDS       PROCEEDS
 ----------------------------------------------------------------------       -------------     --------
    Up to and including $10,000........................................           8%             5%
    Portion over $10,000 to and including $25,000......................           6 1/2%         3 1/2%
    Portion over $25,000 to and including $50,000......................           5%             2%
    Portion over $50,000 to and including $100,000.....................           3%             0
    Portion over $100,000 to and including $400,000....................           1%             0
    Portion over $400,000..............................................           1/2%           0

     In addition, a transaction charge as permitted by (S)3.5 may be deducted from each purchase payment under this Contract, other than a purchase payment which constitutes an automatic reinvestment by the Company of a Distribution, and any applicable taxes, as provided in (S)2.3, may also be deducted.

(S)3.8.   APPLICATION OF PURCHASE PAYMENTS

     Each purchase payment under this Contract which has been received by the Company at a Designated Office during a particular Valuation Period, after the applicable deductions referred to in (S)3.7, will be applied to provide Investment Units as of the end of said Valuation Period, except as provided in
(S)2.7 and the following three sentences. The initial purchase payment will be applied as of the later of receipt as aforesaid and the end of the Valuation Period which includes 12:01 P.M., New York City time, on the Date of Issue. A purchase payment resulting from an automatic reinvestment of a Distribution will be applied as provided in (S)3.6. A purchase payment arising from a request by the owner to apply

                                     III-3

Form 37-74 MIAP
undistributed Proceeds held by the Company will be treated as received during the Valuation Period ending on the date such Proceeds would otherwise have been paid by the Company if the Owner's request had instead requested a cash payment of such Proceeds.

     The number of Investment Units provided by any application of a purchase payment under this Contract will be determined by dividing the amount of such purchase payment, after the applicable deductions referred to in (S)3.7, by the value of an Investment Unit for the applicable Valuation Period.

(S)3.9.   RIGHT OF REDEMPTION

     The Owner may request at any time or times the redemption of any Investment Units credited under this Contract; provided, however, that (1) no redemption of less than all Investment Units so credited may be made unless the amount of such redemption (after deducting any transaction charge applicable under (S)3.5) would provide a payment of at least $50 and (2) if the balance of the Investment Units credited under this Contract immediately after such redemption would have a value of less than $300, the company may treat such request as a request for redemption of all investment units credited under this contract.

(S)3.10.  MONTHLY WITHDRAWAL PLANS

     The Owner may elect a monthly withdrawal plan for the redemption of the Investment Units credited under this Contract if the value of such Investment Units is at least $5,000. A monthly withdrawal plan may provide for (1) payments of the same dollar amount (minimum of $50) or (2) payments of the current value from month to month of the same number of Investment Units (minimum value of $50 at time of election), in each case with a variation in the final payment, if appropriate. The Company will schedule a uniform date for the redemption of Investment Units to provide the monthly withdrawal plan payments.

     While a monthly withdrawal plan is in effect, (1) each Distribution under this Contract will be automatically reinvested in additional Investment Units and the election otherwise available under (S)3.6 to receive a Distribution in cash will not be available and (2) the minimum amount of any Program purchase payment, other than a Distribution, will be $1,000.

     The election of a monthly withdrawal plan does not affect the right to redeem Investment Units as provided under (S)3.9. A monthly withdrawal plan will continue until all Investment Units have been redeemed, unless terminated sooner. A monthly withdrawal plan may be terminated at any time upon 30 days' notice by the Owner; provided, however, that if the value of the Investment Units remaining credited under this Contract at the time of receipt of such notice is less than $300, the Company may treat such notice as a request for redemption of all remaining Investment Units. A monthly withdrawal plan will terminate upon receipt by the Company of (1) due proof of death of the Owner, or
(2) an instrument evidencing a collateral assignment of all Investment Units under (S)3.14, except as to any payment made within 7 days after such receipt.

(S)3.11.  DETERMINATION AND PAYMENT OF REDEMPTIONS

     For purposes of a redemption request under (S)3.9, Investment Units to be redeemed are valued for the Valuation Period during which the Company shall have received such request and payment will be made promptly thereafter, subject to deferment as provided in (S)2.7. For purposes of a monthly withdrawal plan payment under (S)3.10, Investment Units to be redeemed for such payment are valued for the Valuation Period ending on a uniform monthly valuation date selected by the Company and payment will be made promptly thereafter, subject to deferment as provided in (S)2.7.

     The Company will redeem Investment Units in an amount sufficient to provide the payment requested and the applicable transaction charges provided for in
(S)3.5 and, in the case of a final payment (or payments) under this Contract will deduct such charges and a pro rata portion of the annual administrative charge provided for in (S)3.5.

                                     III-4

Form 37-74 MIAP

(S)3.12.  REDEMPTION OF INACTIVE CONTRACTS

     The Company reserves the right to redeem all Investment Units credited under this Contract and pay to the Owner the value thereof as provided in (S)
3.11 as of the end of the Valuation Period during which the Company exercises such right of redemption, at any time that all the following conditions apply:

             (a)  the value of said Investment Units is less than $300;

             (b)  no monthly withdrawal plan is in effect; and

             (c) no purchase payment (other than automatic reinvestments of Distributions) has been credited during the immediately preceding 24 months.

(S)3.13.  TRANSFER OF INVESTMENT UNITS

     The Owner may elect to transfer any Investment Units credited under this Contract, subject to the the following conditions:

             (a) the transferee is a natural person, uniess otherwise agreed to by the Company in writing;

             (b) the Company has received from the Owner a request to make such transfer;

             (c) the value of the Investment Units being transferred to any transferee is not less than $300 and if all Investment Units credited under this Contract are not being transferred, the value of the balance of the Investment Units remaining credited is not less than $300, each determined as of the date of receipt of the request referred to in clause (b); and

             (d) the Company has received from the transferee a properly completed application for a Metropolitan Investment-Annuity Program; provided, however, that no such application shall be required if the transferee already is the owner of a Metropolitan Investment-Annuity Program and such fact (and number of such Program) is stated in the request referred to in clause (b).

If the above specified conditions have been complied with, the Company will issue to the transferee, a new Metropolitan Investment-Annuity Program in the form then being offered by the Company to which the Investment Units will be transferred, and the transfer of such Investment Units will be effective as of the date of issue of such Program; provided, however, that if the transferee already owns a Metropolitan Investment-Annuity Program, the Company may, instead of issuing a new Program, transfer such Investment Units to such transferee's Program, in which case the transfer will be effective as of the date of receipt of the request referred to in clause (b).

     The Company may make a charge for any taxes applicable to the making of each transfer of Investment Units, for any applicable transaction charge provided for in (S)3.5 and, if all Investment Units are being transferred, for a pro rata portion of the annual administrative charge provided for in (S)3.5, which charges will be paid by redemption of Investment Units to the extent required prior to effecting such transfer.

     Investment Units may be credited under this Contract by reason of a transfer from another Metropolitan Investment-Annuity Program and will not be treated as resulting from a purchase payment for purposes of (S)3.7.

(S)3.14.  COLLATERAL ASSIGNMENT

     The Owner's interest in this Contract is not assignable except as collateral to a bank or other lending institution and except to the extent that a transfer permitted under (S)3.13 may be deemed to be an assignment. A particular collateral assignment may apply to all or a portion of the Investment Units then credited under this Contract provided in any case that the value of the Investment Units being assigned is at least $300. Any such collateral assignment will not apply to any Distributions made, or to any lnvestment Units credited, under this Contract after receipt by the Company of an instrument evidenc-

                                     III-5

Form 37-74 MJAP
ing such collateral assignment. The number of Investment Units assigned under a collateral assignment will not be available for redemption under (S)3.9, transfer under (S)3.13 or redemption under a monthly withdrawal plan under
(S)3.10. The assignee's rights under any such collateral assignment will be limited to the right to redeem as a whole all the Investment Units which have been assigned thereunder.

     Any such collateral assignment shall be effective from the time of the receipt by the Company of an instrument evidencing such assignment and until the time of receipt by the Company of an instrument evidencing the release of such assignment by the assignee, except in either case as to any payment made within 7 days after such receipt. The Company may require the presentation of this Program at a Designated Office for endorsement of a collateral assignment.

(S)3.15.  DEATH OF OWNER

     If one person is named as Owner and such person dies, the executor, admmistrator or other legal representative of such person's estate shall succeed to the Owner's rights under this Contract and shall thereafter be the Owner; provided, however, that after such death no additional Investment Units may be purchased under this Contract and all Distributions will be paid in cash. If two persons are named as Owner jointly with right of survivorship and one of such persons dies, the survivor shall thereafter be the Owner. If two persons are named as Owner as tenants in common without right of survivorship and one of such tenants in common dies, the executor, administrator or other legal representative of his estate shall succeed to his interest under this Contract and shall thereafter be one of the persons included as Owner; provided, however, that after such death no additional Investment Units may be purchased under this Contract and all Distributions will be paid in cash.

(S)3.16.  TERMINATION OF CONTRACT

     This Contract will terminate when by reason of any redemption, transfer or conversion, no Investment Units remain credited hereunder.

                                     III-6

Form 37.74 MIAP

                       PART IV. ANNUITY RIGHTS CONTRACT


(S)4.1.  DEFINITIONS AND GENERAL PROVISIONS

     The general provisions (to the extent provided therein) and definitions contained in Parts I and 11 of this Program are applicable to this Contract to the same extent as if fully set forth herein.

(S)4.2.  PURCHASE AND CANCELLATION OF ANNUITY RIGHTS

     Simultaneously with each crediting of Investment Units under the Convertible Investment Contract the Owner is required to purchase from the Company an equal number of Annuity Rights.

     Upon any redemption, conversion or transfer of Investment Units an equal number of Annuity Rights will be cancelled. If at such time the Annuity Rights credited under this Contract reflect annuity purchase rate tables different from those set forth in (S)(S) 4.10 and 4.11 at the Date of Issue, Annuity Rights will be cancelled on a basis determined by the Company to be most favorable to the Owner.

(S)4.3.  PURCHASE PRICE OF ANNUITY RIGHTS

     The purchase price for Annuity Rights is an amount equal to 1/2 of 1% of the purchase payment made at such time under the Convertible Investment Contract, or, in the case of a purchase of Annuity Rights by reason of a transfer of Investment Units to the Convertible Investment Contract, 1/2 of 1% of the value of the Investment Units credited under said Contract. Such purchase price will be applied under this Contract as of the time of crediting of such Investment Units.

     If Investment Units are purchased by a monetary payment (described in (S) 3.7) then the purchase price for Annuity Rights purchased at that time is payable as provided in (S) 2.3. If Investment Units are purchased by an allocation of Proceeds payable by the Company or by an automatic reinvestment of a Distribution, then the purchase price for Annuity Rights purchased at that time is payable as a deduction from the amount of such Proceeds or such Distribution, as the case may be. If Investment Units are to be credited as a result of a transfer thereof from another contract to the Convertible Investment Contract, the purchase price for Annuity Rights purchased at that time is payable by partial redemption of the Investment Units being transferred.


(S)4.4.  EXERCISE OF ANNUITY RIGHTS AND CONVERSION OF INVESTMENT UNITS

     The Owner may at any time elect to exercise any number of Annuity Rights credited under this Contract and convert into one or more annuities under the Variable Annuity Contract or the Fixed Annuity Contract an equal number of the Investment Units credited under the Convertible Investment Contract, other than any Investment Units which have been assigned as collateral under (S) 3.14; provided, however, that (1) the Investment Units to be converted with respect to each optional form of annuity elected shall, at the time of receipt of such election by the Company, have a value of not less than $5,000 in the case of an election of a variable annuity or $2,000 in the case of an election of a fixed annuity (in each case before the deductions, if any, referred to in the last paragraph of this (S) 4.4) and (2) no conversion of less than all Investment Units may be elected uniess the value of the Investment Units which are not to be converted is at least $300 at the time of such receipt.

     Any Investment Units being converted, and an equal number of Annuity Rights, will be cancelled and the value of such Investment Units as of the date such conversion is effected will, in the case of a conversion into an annuity under the Variable Annuity Contract, be applied under the Variable Annuity Contract and will be transferred to Metropolitan Life Variable Account D and, in the case of a conversion into an annuity under the Fixed Annuity Contract, be applied under the Fixed Annuity Contract

FORM 37-74 MIAP
and will be transferred to the Company's general account (in each case after the deductions, if any, referred to in the next paragraph). Such conversion of Investment Units will be effected promptly after the receipt by the Company of the Owner's election to exercise Annuity Rights and the first monthly annuity payment under such annuity will be payable one month from the date as of which such conversion is effected. If agreed to in writing by the Company, the Owner may select a different date for the commencement of annuity payments.

     The Company may deduct from the value of the Investment Units converted an amount determined by it to be the appropriate charge for any applicable taxes on annuity purchase payments and, if all Investment Units are being converted, a pro rata portion of the annual administrative charge provided for in (S) 3.5.

(S)4.5.  ANNUITY RIGHTS NON-TRANSFERABLE

     Annuity Rights are not transferable or assignable and terminate upon the death of the person named as Owner in (S) 1.1, if one person is so named. If two persons are named in (S) 1.1 as Owner jointly with right of survivorship, the Annuity Rights terminate upon the death of the survivor. If two persons are named in (S) 1.1 as Owner as tenants in common without right of survivorship, upon the death of one of such tenants in common the Annuity Rights attributable to his interest under this Contract shall terminate.

(S)4.6.  OPTIONAL FORMS OF ANNUITY

     Life annuities providing payments during the lifetime of an Annuitant are available on a variable basis under the Variable Annuity Contract and on a fixed basis under the Fixed Annuity Contract, in each instance under several optional forms of annuity as summarized below and provided in such Contracts. Other forms of settlement may be agreed upon in writing between the Company and the Owner. If two persons are named as the Owner, Annuity Rights may be exercised for the purchase of an annuity on the life of either one or both of such persons.

     An election to exercise Annuity Rights may, if agreed to in writing by the Company, provide that annuity payments under the Variable Annuity Contract or the Fixed Annuity Contract, as the case may be, shall be made during the lifetime of a person or persons other than the Owner. Annuity payments will be made to the Owner (whether or not the Owner is the Annuitant) unless otherwise agreed upon in writing between the Company and the Owner.

     (a)  Options VB AND FB. LIFE INCOME-10 YEARS CERTAIN

     Monthly payments will be made during the lifetime of the Annuitant, with a provision that if the death of the Annuitant occurs before payments have been made for ten years, payments will continue for the remainder of such period to a beneficiary or, if so elected, the commuted value of the payments for the remainder of such period will be paid to the beneficiary.

     (b)  Options VC AND FC. LIFE INCOME-NO PERIOD CERTAIN

     Monthly payments will be made during the lifetime of the Annuitant terminating with the last payment preceding the death of the Annuitant.

     (c) Options VD AND FD. JOINT AND SURVIVOR LIFE INCOME-10 YEARS CERTAIN

     Monthly payments will be made during the lifetimes of two Annuitants, with a provision that if death of the survivor occurs before payments have been made for ten years, payments will continue for the remainder of such period to a beneficiary or. if so elected, the commuted value of the payments for the remainder of such period will be paid to the beneficiary.

FORM 37-74 MIAP

     If payments under a fixed annuity would be less than $20 on a monthly basis, the Company may make payments on a less frequent basis in order to provide payments of at least $20 each.

(S)4.7.  DETERMINATION OF AMOUNT OF ANNUITY PAYMENTS

     When an election is made by the Owner to convert Investment Units into an annuity under the Variable Annuity Contract, the amount of the first monthly payment under said Contract will not be less than the specified amount (or amounts) shown in the applicable annuity purchase rate table (or tables). Thereafter, monthly annuity payments will vary to reflect the investment experience of Metropolitan Life Variable Account D.

     When an election is made by the Owner to convert Investment Units into an annuity under the Fixed Annuity Contract, the amount of each payment under said Contract will not be less than the specified amount shown in the applicable annuity purchase rate table (or tables), determined as of the date the conversion is effected.

     If, at the date of conversion of Investment Units into an optional form of annuity under the Fixed Annuity Contract or Variable Annuity Contract, a declaration by the Company shall be in effect for such optional form of annuity which would provide larger amounts of monthly payments under the Fixed Annuity Contract or a larger amount for the first monthly payment under the Variable Annuity Contract than would be provided by the applicable annuity purchase rate table (or tables), then such larger amounts shall be provided by the Company for such annuity. Such declaration of a larger amount for the first monthly payment under a variable annuity may be based on the use of an assumed investment rate higher than the 3 1/2% used in (S) 4.10, a more favorable mortality table or other factors.

(S)4.8.  ANNUITY PURCHASE RATE TABLES

     The annuity purchase rate tables set forth in (S)(S)4.10 and 4.11 reflect the guaranteed annuity purchase rates for the Annuity Rights credited at the Date of Issue. Any additional Annuity Rights which are purchased will reflect the guaranteed annuity purchase rates under the annuity purchase rate tables then being provided by the Company for this class of annuity rights contracts. Such tables will specify amounts of monthly annuity payments which for the same adjusted ages may be the same as, or greater or smaller than, the payments shown in the tables set forth below and whenever different from those set forth below, will be mailed to the Owner for attachment to this Contract not less than 30 days prior to their effective date.

(S)4.9.  ADJUSTED AGE

     The adjusted age of an Annuitant for purposes of the annuity purchase rate tables in (S)(S) 4.10 and 4.11 will be the attained age on the Annuitant's last birthday at the date as of which the conversion is effected, reduced according to the calendar year in which such last conversion is effected. as follows:

            CALENDAR YEAR OF LAST BIRTHDAY               AGE
                AT DATE OF CONVERSION                 REDUCTION
            ------------------------------            ---------

                    Prior to 1980 ..........              0
                    1980-1989 ..............              1
                    1990-1999 ..............              2
                    2000-2009 ..............              3
                    2010 and later                        4

Form 37-74 MIAP

(S)4.10.  VARIABLE ANNUITY PURCHASE RATE TABLES

     The following variable annuity purchase rate tables show the amount of the first monthly payment under each optional form of variable annuity for each $1,000 value of Investment Units converted and (after the deductions, if any, referred to in (S) 4.4) applied at the adjusted ages described in (S) 4.9. These amounts are based on the 1971 Individual Annuity Mortality Table (Metropolitan Select Adjusted) and an assumed investment rate of 3 1/2% per year.

                          OPTIONS VB & VC-LIFE INCOME
                  -------------------------------------------
  ADJUSTED AGE        OPTION VB-               OPTION VC-
  OF ANNUITANT     10 YEARS CERTAIN         NO PERIOD CERTAIN
  AT DATE OF      -------------------     ---------------------
  CONVERSION      Male         Female     Male           Female
  ----------      ----         ------     ----           ------
     40           $4.13        $3.85     $4.14           $3.86
     41            4.18         3.89      4.20            3.90
     42            4.24         3.94      4.26            3.95
     43            4.30         3.99      4.33            4.00
     44            4.36         4.04      4.40            4.05

     45            4.43         4.09      4.47            4.10
     46            4.50         4.14      4.54            4.16
     47            4.57         4.20      4.62            4.22
     48            4.65         4.26      4.70            4.28
     49            4.72         4.33      4.79            4.35

     50            4.80         4.39      4.87            4.42
     51            4.89         4.46      4.96            4.49
     52            4.97         4.54      5.06            4.57
     53            5.06         4.62      5.16            4.65
     54            5.16         4.70      5.26            4.74

     55            5.26         4.78      5.37            4.83
     56            5.36         4.87      5.48            4.93
     57            5.47         4.97      5.60            5.03
     58            5.58         5.07      5.73            5.13
     59            5.70         5.17      5.86            5.24

     60            5.83         5.28      6.01            5.36
     61            5.95         5.40      6.16            5.48
     62            6.09         5.53      6.32            5.62
     63            6.23         5.66      6.49            5.76
     64            6.38         5.80      6.67            5.92

     65            6.53         5.95      6.86            6.09
     66            6.69         6.10      7.07            6.27
     67            6.85         6.27      7.29            6.47
     68            7.02         6.45      7.53            6.68
     69            7.19         6.63      7.78            6.91

     70            7.37         6.82      8.05            7.15
     71            7.55         7.02      8.34            7.42
     72            7.73         7.22      8.64            7.70
     73            7.91         7.43      8.97            8.00
     74            8.09         7.63      9.31            8.32

     75            8.27         7.84      9.68            8.66
   and over

         OPTION VD--JOINT &
        SURVIVOR LIFE INCOME
          10 YEARS CERTAIN
--------------------------------
ADJUSTED AGE
  OF EACH
ANNUITANT AT           ONE MALE
  DATE OF                 AND
CONVERSION            ONE FEMALE
----------            ----------
    40                  $3.64

    45                   3.83

    50                   4.07
    51                   4.13
    52                   4.19
    53                   4.25
    54                   4.32

    55                   4.39
    56                   4.46
    57                   4.54
    58                   4.62
    59                   4.71

    60                   4.81
    61                   4.91
    62                   5.01
    63                   5.13
    64                   5.25

    65                   5.38
    66                   5.52
    67                   5.66
    68                   5.82
    69                   5.99

    70                   6.17
    71                   6.35
    72                   6.55
    73                   6.75
    74                   6.97

    75                   7.19
  and over

_____________

     The amount of the first monthly payment for ages or combinations of ages and sexes not shown will be quoted by the Company upon request.

     If a declaration by the Company of a larger amount for the first monthly payment shall be applicable at the date of conversion of Investment Units into an optional form of annuity under the Variable Annuity Contract, such larger amount will be payable.

                                     IV.4
FORM 37-74 MIAP

(S)4.11. FIXED ANNUITY PURCHASE RATE TABLES

     The following fixed annuity purchase rate tables show the amount of each monthly payment under each optional form of fixed annuity for each $1,000 value of kvestment Units converted and (after the deductions, if any, referred to in (S)4.4) applied at the adjusted ages described in (S)4.9.

                          OPTIONS FD & FC-LIFE INCOME
                    --------------------------------------------
Adjusted Age           OPTION FB-                 OPTION FC-
OF ANNUITANT        10 YEARS CERTAIN           NO PERIOD CERTAIN
 AT DATE OF         --------------------       -----------------
 CONVERSION         MALE          FEMALE       MALE       FEMALE
-----------         ----          ------       ----       ------
    40              $3.83         $3.55        $3.84      $3.56
    41               3.88          3.59         3.90       3.60
    42               3.94          3.64         3.97       3.65
    43               4.00          3.69         4.03       3.70
    44               4.07          3.74         4.10       3.75

    45               4.14          3.79         4.17       3.81
    46               4.21          3.85         4.25       3.86
    47               4.28          3.91         4.32       3.92
    48               4.35          3.97         4.41       3.99
    49               4.43          4.04         4.49       4.06

    50               4.51          4.11         4.58       4.13
    51               4.60          4.18         4.67       4.20
    52               4.69          4.25         4.76       4.28
    53               4.78          4.33         4.86       4.36
    54               4.87          4.41         4.97       4.45

    55               4.97          4.50         5.08       4.54
    56               5.08          4.59         5.19       4.64
    57               5.19          4.69         5.31       4.74
    58               5.30          4.79         5.44       4.85
    59               5.42          4.90         5.57       4.96

    60               5.55          5.01         5.72       5.08
    61               5.68          5.13         5.87       5.20
    62               5.82          5.25         6.03       5.34
    63               5.96          5.39         6.20       5.48
    64               6.11          5.53         6.38       5.64

    65               6.26          5.68         6.58       5.81
    66               6.42          5.84         6.79       5.99
    67               6.59          6.00         7.01       6.19
    68               6.76          6.18         7.24       6.40
    69               6.93          6.37         7.50       6.63

    70               7.11          6.56         7.77       6.88
    71               7.30          6.76         8.05       7.14
    72               7.48          6.96         8.36       7.42
    73               7.66          7.17         8.68       7.72
    74               7.84          7.38         9.03       8.04
    75               8.02          7.59         9.39       8.39
  and over

           OPTION FD-JOINT &
          SURVIVOR LIFE INCOME
            10 YEARS CERTAIN
  -------------------------------
  ADJUSTED AGE
    OF EACH
  ANNUITANT AT          ONE MALE
     DATE OF              AND
   CONVERSION          ONE FEMALE
  ------------         ----------
      40                 $3.34

      45                  3.54

      50                  3.79
      51                  3.84
      52                  3.90
      53                  3.97
      54                  4.04

      55                  4.11
      56                  4.19
      57                  4.27
      58                  4.35
      59                  4.44

      60                  4.54
      61                  4.64
      62                  4.75
      63                  4.86
      64                  4.98

      65                  5.11
      66                  5.25
      67                  5.40
      68                  5.56
      69                  5.73

      70                  5.91
      71                  6.09
      72                  6.29
      73                  6.50
      74                  6.71

      75                  6.93
    and over

__________

     The amount of the monthly payments for ages or combinations of ages and sexes not shown will be quoted by the Company upon request.

     If a declaration by the Company of larger amounts of monthly payments shall be applicable at the date of conversion of Investment Units into an optional form of annuity under the Fixed Annuity Contract, such larger amounts will be payable.

FORM 37-74 MIAP

                       PART V. VARIABLE ANNUITY CONTRACT

(S)5.1.  DEFINITIONS AND GENERAL PROVISIONS

     The general provisions (to the extent provided therein) and definitions contained in Parts I and 11 of this Program are applicable to this Contract to the same extent as if fully set forth herein. The term "Annuity Owner," wherever used and capitalized in this Contract, means the person or persons designated as such in connection with any exercise of Annuity Rights and conversion of Investment Units or, in the absence of designation at that time, means the Owner, except as thereafter designated in accordance with (S) 5.9. Upon any conversion of Investment Units into a variable annuity hereunder, the provisions of this Contract will be applicable to such variable annuity and will also continue to be effective under this Program as provisions prospectively applicable in the case of any subsequent conversions of Investment Units into additional variable annuities.

(S)5.2.  ANNUITY PAYMENTS VARY

     All monthly annuity payments provided by this Contract other than the first monthly annuity payment are variable and not guaranteed as to amount. Annuity payments wrn not decrease so long as the rate of investment return on an annual basis is at least equal to the assumed investment rate used in determining the first monthly annuity payment plus 1% for charges against the assets in Metropolitan Life Variable Account D, consisting of 1/2% for investment management, 1/4 % for administration and 1/4% for mortality and expense risks. The assumed investment rate in the variable annuity purchase rate tables under
(S) 4.10 at the Date of Issue is 3 1/2% per year and the rate of investment return necessary so that annuity payments would not decrease under such an assumed investment rate would be 4 1/2%. If, pursuant to a declaration by the Company. a higher assumed investment return is in effect on the date of conversion of Investment Units into a variable annuity hereunder, such higher assumed investment rate wrn be applicable.

(S)5.3.  ACCOUNT D

     Under this Contract amounts are allocated to Metropolitan Life Variable Account D (referred to in this Contract as "Account D") to provide monthly variable annuity payments. Account D is a Separate Account which is registered with the Securities and Exchange Commission as a "diversified open-end management investment company" under the 1940 Act. The assets in Account D are intended by the Company normally to be invested primarily in equity-type securities such as common stocks, preferred stocks and long or short-term debt securities with conversion, option or other equity-type rights. Such assets may be invested to a more limited extent in some real estate. However, in the discretion of the Company, such assets may consist, in whole or in part, of other investments or cash.

     Amounts may be allocated to Account D pursuant to this Contract and certain other contracts of the Company, as may be determined by it.

     All income, gains and losses, whether realized or unrealized, from assets allocated to Account D will be credited to or charged against Account D without regard to the other income, gains or losses of the Company. Such portion of the assets in Account D as equals the reserves and other liabilities of the Company with respect to Account D under this Contract and any other contracts of the Company pursuant to which amounts are allocated to Account D shall not be chargeable with liabilities arising out of any other business of the Company. The Company may from time to time transfer to its general account any assets m Account D in excess of such reserves and liabilities.

(S)5.4.  CONVERSION OF INVESTMENT UNITS

     Investment Units credited under the Convertible Investment Contract may, by exercise of Annuity Rights credited under the Annuity Rights Contract, be converted into a variable annuity under this Contract in accordance with (S) 4.4.

FORM 37-74 MIAP

     The amount of the first monthly annuity payment for the optional form of annuity selected will be as shown in the applicable annuity purchase rate table or tables provided under the Annuity Rights Contract, uniess higher amounts are applicable as provided in (S) 4.7 or uniess an optional form of annuity not covered by such table or tables is selected by the Owner with the written agreement of the Company.

     Payments subsequent to the first monthly annuity payment will vary based on the investment experience of Account D. Such subsequent payments will be determined on the basis of the value from time to time of a fixed number of Annuity Units that are credited under this Contract. The fixed number of Annuity Units so credited is determined by dividing the dollar amount of the first monthly annuity payment by the value of an Annuity Unit for the Valuation Period as of the end of which such Annuity Units are credited. The first monthly annuity payment under this Contract will become payable one month from the date as of which the conversion of Investment Units is effected under (S)4.4, unless the Annuity Owner has selected a different date, which has been agreed to in writing by the Company, for the commencement of annuity payments. Each monthly annuity payment after the first will be determined by multiplying the fixed number of Annuity Units credited under this Contract by the value of an Annuity Unit for the Valuation Period applicable to such monthly payment as provided in
(S)5.7.

     The Company will inform the Owner of the amount of such first monthly annuity payment, the number of Annuity Units so credited and the applicable assumed investment rate.

(S)5.5.  VALUATION OF ASSETS IN ACCOUNT D

     Securities in Account D for which market quotations are readily available will generally be valued at their market value, and other securities and assets will be valued at their fair value, all as determined by the Company consistent with the Company's valuation rules in effect from time to time.

(S)5.6. INVESTMENT FACTOR

     The investment experience of Account D is measured by an investment factor. The investment factor for a particular Valuation Period is obtained by dividing
(a) by (b) as follows:

     (a)  equals (1)  the value (after adjustment for any liabilities and reserves for liabilities), as of the beginning of such Valuation Period, of the assets then in Account D, as allocated thereto by the Company, plus

                 (2) the investment income and capital gains (whether realized or unrealized) in respect of such assets credited by the Company for such Valuation Period, less

                 (3) the capital losses (whether realized or unrealized) in respect of such assets charged by the Company for such Valuation Period, less

                 (4) the amount charged against (or plus the amount credited to) Account D by the Company for such Valuation Period for any reserve held in Account D for taxes attributable to or arising from the maintenance or operation of Account D, less

                 (5) the amount charged against Account D by the Company for such Valuation Period for investment management, administration and mortality and expense risks, at a rate computed by the Company to be equivalent for such Valuation Period to an effective annual rate of 1% of such value of such assets (1/2% for investment management, 1/4% for administration and 1/4% for mortality and expense risks), and


     (b)  equals the same value as that used in clause (1) above.

     The 1/2 of 1% charge for investment management services is applicable to the first $250,000,000 value of assets in Account D. Such rate of charge will be reduced for assets in Account D in excess of $250,000,000 and will be as follows:

     4/10 of 1% of the next $250,000,000 of such assets;

     3/10 of 1% of the next $500,000,000 of such assets; and

     1/4 of 1% of such assets in excess of $1,000,000,000, and the total charge under clause (5) will be reduced accordingly.

FORM 37-74 MIAP

     During any period when the assets in Account D include amounts allocated by the Company as a participation by it therein, the Company may omit the making of any of the charges set forth in clause (5) against such participation, other than the charge for investment management.

(S)5.7.  ANNUITY UNITS AND AMOUNTS OF SUCCEEDING PAYMENTS

     Monthly annuity payments after the first under this Contract will be provided as payments of the value of the fixed number of Annuity Units credited under this Contract.

     The value of an Annuity Unit for a particular Valuation Period is determined by (i) multiplying the value of an Annuity Unit for the immediately preceding Valuation Period by the investment factor described in (S) 5.6 for such particular Valuation Period and (il) reducing the resultant value by an adjustment factor, as computed by the Company, to offset the applicable assumed investment rate referred to in (S) 5.2.

     The dollar amount of any monthly annuity payment after the first will be determined by multiplying the fixed number of Annuity Units credited under this Contract by the value of an Annuity Unit for the last Valuation Period ending prior to the fifteenth day of the month immediately preceding the month in which such annuity payment is due. Monthly annuity payments so determined will not be affected by mortality actually experienced or expenses actually incurred by the Company.

(S)5.8.  DEATH OF ANNUITANT

     In the event of the death of the Annuitant under an annuity providing for payments for life with no period certain, monthly annuity payments will terminate with the last payment immediately prior to the date of death of the Annuitant and no further payment will be made.

     In the event of the death of the Annuitant prior to the expiration of the stated number of years under an annuity providing for payments for life with a stated number of years certain, the Company will, promptly after receipt of proof of death and claim documents, continue annuity payments as they fall due to the person who is the beneficiary under this Contract in accordance with (S)
5.10 for the remainder of the period certain. If the beneficiary survives the Annuitant but dies before the end of the period certain, the commuted value of the remaining unpaid payments will be paid in one sum to the estate of the beneficiary promptly after receipt by the Company of proof of death of the beneficiary and proper claim documents.

     If annuity payments are continued to the beneficiary under an annuity after the Annuitant's death, the beneficiary may at any time request payment in one sum of the commuted value of the remaining unpaid payments, unless this right has been denied to the beneficiary by notice received by the Company from the Annuity Owner during the lifetime of the Annuitant Any such commuted value will be paid promptly after receipt by the Company of such request.

     The Annuity Owner during the lifetime of the Annuitant, or a beneficiary who has not been denied the right to elect to receive the commuted value of the remaining unpaid payments at the death of the Annuitant, may, by notice to the Company, elect to have the commuted value of any unpaid payments remaining at any time after the death of the Annuitant retained by the Company and paid out under any mode of settlement that may be arranged by agreement with the Company.

     The commuted value of any remaining unpaid payments will be calculated on the assumption that the amount of each remaining payment will be equal to the number of Annuity Units credited under this Contract times the value of an Annuity Unit for the Valuation Period by the end of which the Company shall have received the requisite proof of death or the requisite surrender documents, as the case may be, and on the basis of the applicable assumed investment rate referred to in (S) 5.2.

(S)5.9.  OWNERSHIP

     The Annuity Owner may exercise all rights under this Contract only during the lifetime of the Annuitant In the event of the death of the Annuitant prior to the expiration of the stated number of

FORM 37-74 MIAP
years under an annuity providing for payments for life with a stated number of years certain, the beneficiary will be deemed to be the owner of this Contract and may exercise all rights thereunder.

     The Annuity Owner may designate a new Annuity Owner under this Contract and designate or change a contingent annuity owner. The contingent annuity owner will, if living, become the Annuity Owner under this Contract in the event that the Annuity Owner does not survive the Annuitant.

     If a new Annuity Owner is designated, then, unless otherwise specified, any prior designation of a contingent annuity owner, beneficiary or contingent beneficiary will automatically be voided. Unless otherwise agreed to in writing by the Company, all rights under this Contract during the lifetime of the Annuitant are vested in the Annuity Owner, and after the death of the Annuitant, in the beneficiary.

(S)5.10. BENEFICIARY

     For an annuity providing for payments for life with a stated number of years certain, the Annuity Owner may during the lifetime of the Annuitant designate or change (1) a beneficiary to receive payment or payments after the death of the Annuitant prior to the expiration of the stated number of years certain and (2) a contingent beneficiary who, if the designated beneficiary does not survive the Annuitant, will become the beneficiary. In the absence of any designation of beneficiary, or if neither the designated beneficiary nor the contingent beneficiary survives the Annuitant, the Annuity Owner will be deemed to be the beneficiary.

     Only one natural person may be the beneficiary to continue to receive annuity payments in the event of the death of the Annuitant prior to the expiration of the stated number of years certain. More than one natural person, and one or more entities which are not natural persons, may be the beneficiary to receive the commuted value of the remaining unpaid payments in such event. If two or more natural persons are the beneficiary and their shares are not specified, then unless other conditions of the designation apply, any payment to them will be made in equal shares or, if any such persons fail to survive the Annuitant, such payment shall be made to the survivor or survivors in equal shares.

(S)5.11. DESIGNATION AND CHANGE OF ANNUITY OWNER AND BENEFICIARY

     Any designation or change of an Annuity Owner, contingent annuity owner, beneficiary or contingent beneficiary communicated to the Company in accordance with (S)2.8 will be effective as of the date it was signed, except that it will not apply with respect to any payment made by the Company within 7 days after it was received by the Company. The Company may require the presentation of this Contract for endorsement of any such designation or change.

(S)5.12. ASSIGNMENT

    This Contract and any payment hereunder shall not be assignable, except as may be arranged by agreement with the Company or as permitted by (S) 5.9 and, to the extent permitted by law, shall not be subject to claims of creditors or legal process.


(S)5.13. AGE AND SEX

    If the age or sex of an Annuitant has been misstated, the amount payable and every benefit accruing under this Contract will be such as would have been purchased according to the correct age and sex. Any overpayment made by the Company on account of any such misstatement, with interest thereon at the rate of 6% per year, will be deducted by the Company from the payment or payments made following the adjustment.

(S)5.14. PROOF OF LIVING

    The Company reserves the right to require evidence that the Annuitant, or any person receiving annuity payments, is living on the due date of each annuity payment.

Form 37-74 MIAP

                        PART VI. FIXED ANNUITY CONTRACT

(S)6.1. DEFINITIONS AND GENERAL PROVISIONS

     The general provisions (to the extent provided therein) and definitions contained in Parts I and 11 of this Program are applicable to this Contract to the same extent as if fully set forth herein. The term "Annuity Owner," wherever used and capitalized in this Contract, means the person or persons designated as such in connection with any exercise of Annuity Rights and conversion of Investment Units or, in the absence of designation at that time, means the Owner, except as thereafter designated in accordance with (S)6.4. Upon any conversion of Investment Units into a fixed annuity hereunder, the provisions of this Contract, will be applicable to such fixed annuity, and will also continue to be effective under this Program as provisions prospectively applicable in the case of any subsequent conversions of Investment Units into additional fixed annuities.

(S)6.2. CONVERSION OF INVESTMENT UNITS

     Investment Units credited under the Convertible Investment Contract may, by exercise of Annuity Rights credited under the Annuity Rights Contracts, be converted into a fixed annuity under this Contract in accordance with (S)4.4.

     The amount of each monthly annuity payment for the optional form of annuity selected will be as shown in the applicable annuity purchase rate table or tables provided under the Annuity Rights Contract, unless a higher amount is applicable as provided in (S)4.7 or unless an optional form of annuity not covered by such table or tables is selected by the Owner with the written agreement of the Company. The Company will inform the Owner of the amount of such monthly payments.

     The first monthly annuity payment will become payable one month from the date as of which the conversion of Investment Units is effected under (S)4.4, unless the Annuity Owner has selected a different date, which has been agreed to in writing by the Company, for the commencement of annuity payments. If payments would be less than $20 on a monthly basis, the Company may make payments on a less frequent basis in order to provide payments of at least $20 each.

(S)6.3. DEATH OF ANNUITANT

     In the event of the death of the Annuitant under an annuity providing for payments for life with no period certain, monthly annuity payments will terminate with the last payment immediately prior to the date of death of the Annuitant and no further payment will be made.

     In the event of the death of the Annuitant prior to the expiration of the stated number of years under an annuity providing for payments for life with a stated number of years certain, the Company will, promptly after receipt of proof of death and claim documents, continue annuity payments as they fall due to the person who is the beneficiary under this Contract in accordance with
(S)6.5, for the remainder of the period certain. If the beneficiary survives the Annuitant but dies before the end of the period certain, the commuted value of any remaining unpaid payments will be paid in one sum to the estate of the beneficiary promptly after receipt by the Company of proof of death of the beneficiary and proper claim documents.

     If annuity payments are continued to the beneficiary under an annuity after the Annuitant's death, the beneficiary may at any time request payment in one sum of the commuted value of any remaining unpaid payments, unless this right has been denied to the beneficiary by notice received by the Company from the Annuity Owner during the lifetime of the Annuitant. Any such commuted value will be paid promptly after receipt by the Company of such request.

     The Annuity Owner during the lifetime of the Annuitant or a beneficiary who has not been denied the right to elect to receive the commuted value of the remaining unpaid payments at the death of the Annuitant, may, by notice to the Company, elect to have the commuted value of any unpaid payments

Form 37-74 MIAP
remaining at any time after the death of the Annuitant retained by the Company and paid out under any mode of settlement that may be arranged by agreement with the Company.

     The commuted value of any remaining unpaid payments will be calculated on the basis of compound interest at the rate assumed in determining the amount of each annuity payment.


(S)6.4. OWNERSHIP

     The Annuity Owner may exercise all rights under this Contract only during the lifetime of the Annuitant In the event of the death of the Annuitant prior to the expiration of the stated number of years under an annuity providing for payments for life with a stated number of years certain, the beneficiary will be deemed to be the owner of this Contract and may exercise all rights thereunder.

     The Annuity Owner may designate a new Annuity Owner under this Contract and designate or change a contingent annuity owner. The contingent annuity owner will, if living, become the Annuity Owner under this Contract in the event that the Annuity Owner does not survive the Annuitant.

     If a new Annuity Owner is designated, then, unless otherwise specified, any prior designation of a contingent annuity owner, beneficiary or contingent beneficiary will automatically be voided. Unless otherwise agreed to in writing by the Company, all rights under this Contract during the lifetime of the Annuitant are vested in the Annuity Owner, and after the death of the Annuitant, in the beneficiary.

(S)6.5. BENEFICIARY

     For an annuity providing for payments for life with a stated number of years certain, the Annuity Owner may during the lifetime of the Annuitant designate or change (1) a beneficiary to receive payment or payments after the death of the Annuitant prior to the expiration of the stated number of years certain and (2) a contingent beneficiary who, if the designated beneficiary does not survive the Annuitant, will become the beneficiary. In the absence of any designation of beneficiary, or if neither the designated beneficiary nor the contingent beneficiary survives the Annuitant, the Annuity Owner will be deemed to be the beneficiary.

     Only one natural person may be the beneficiary to continue to receive annuity payments in the event of the death of the Annuitant prior to the expiration of the stated number of years certain. More than one natural person, and one or more entities which are not natural persons, may be the beneficiary to receive the commuted value of the remaining unpaid payments in such event. If two or more natural persons are the beneficiary and their shares are not specified, then unless other conditions of the designation apply, any payment to them will be made in equal shares or, if any such persons fail to survive the Annuitant such payment shall be made to the survivor or survivors in equal shares.

(S)6.6. DESIGNATION AND CHANGE OF ANNUITY OWNER AND BENEFICIARY

     Any designation or change of an Annuity Owner, contingent annuity owner, beneficiary or contingent beneficiary communicated to the Company in accordance with (S)2.8 will be effective as of the date it was signed, except that it will not apply with respect to any payment made by the Company within 7 days after it was received by the Company. The Company may require the presentation of this Contract for endorsement of any such designation or change.

(S)6.7. ASSIGNMENT

     This Contract and any payment hereunder shall not be assignable, except as may be arranged by agreement with the Company or as permitted by (S)6.4 and, to the extent permitted by law, shall not be subject to claims of creditors or legal process.

Form 37-74 MIAP

(S)6.8.   AGE AND SEX

     If the age or sex of an Annuitant has been misstated, the amount payable and every benefit accruing under this Contract will be such as would have been purchased according to the correct age and sex. Any overpayment made by the Company on account of any such misstatement, with interest thereon at the rate of 6% per year, will be deducted by the Company from the payment or payments made following the adjustment.

(S)6.9.   PROOF OF LIVING

     The Company reserves the right to require evidence that the Annuitant, or any person receiving annuity payments, is living on the due date of each annuity payment.